UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to 14a-12

BEAZER HOMES USA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
BEAZER HOMES USA, INC.
2010 Annual Shareholders’ Meeting
Additional Information and Recommendations Related to
Shareholder Proposals
March 1, 2010

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Disclaimer
• Important Information and Where to Find It
On February 25, 2010, Beazer Homes USA, Inc. filed with the Securities and Exchange
Commission (the “SEC”) a definitive Proxy Statement in connection with its 2010
Annual Meeting, and has mailed the Proxy Statement to its shareholders.  Investors and shareholders are urged to read the Proxy Statement and any other relevant documents filed with the SEC (when available), because they contain important information. Investors and shareholders may obtain a free copy of the Proxy
Statement and other documents that Beazer files with the SEC (when available) at the
SEC’s website at www.sec.gov and Beazer’s website for the Annual Meeting at
www.proxyvote.com.  In addition, the Proxy Statement and other documents filed by
Beazer with the SEC (when available) may be obtained from Beazer free of charge by directing a request to Beazer Homes USA, Inc., Attn: Investor Relations, 1000
Abernathy Road, Suite 1200, Atlanta, Georgia 30328.
• Certain Information Concerning Participants
Beazer, and its directors and executive officers are participants in the solicitation of
Beazer’s shareholders in connection with the 2010 Annual Meeting.  Information regarding the names, affiliations and interests of such individuals is included in
Beazer’s Proxy Statement for the 2010 Annual Meeting.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Overview
• The Company’s 2010 Proxy Statement contains four proposals which require shareholder approval:
1. The election of the seven nominees to our Board of Directors;
2. The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our
Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2010;
3. The approval of an amendment to our Amended and Restated Certificate of Incorporation
(referred to as our “Charter”) that would increase the total number of authorized shares of common stock from 80 million shares to 180 million shares; and
4. The approval of the Beazer Homes USA, Inc. 2010 Equity Incentive Plan
• The Company’s Board of Directors unanimously recommends shareholders approve all four Proposals.
• For additional information on how to obtain a copy of the Proxy Statement, our Annual Report or how to vote, see page 10.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Proposal 1: Election of Directors
• Summary of Proposal
– Shareholders must annually approve nominees to the Company’s Board of Directors.  Each of the nominees for the Board of Directors is presently serving as a director and has been nominated as a director for the fiscal year ending September 30, 2010 and until his or her respective successor has been qualified and elected.
•
Nominees (detailed information regarding each nominee is available in the
Proxy Statement)
– Laurent Alpert
– Brian C. Beazer
– Peter G. Leemputte
– Ian J. McCarthy
– Norma A. Provencio
– Larry T. Solari
– Stephen P. Zelnak, Jr.
• Board of Directors’ Recommendation
– Our Board of Directors recommends a vote FOR the election of each of the nominees.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Proposal 2: Election of Auditors
• Summary of Proposal
– The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche
LLP, to serve as our independent registered public accounting firm for the fiscal year ending
September 30, 2010.
• Background Information
– Deloitte & Touche has served as our accounting firm since our fiscal year ended September
30, 1996.
– Our Audit Committee annually approves each year’s engagement for audit services in advance. Our Audit Committee has also established complementary procedures to require pre-approval of all permitted non-audit services provided by our independent auditors.
• Board of Directors’ Recommendation
– Our Board of Directors recommends a vote FOR ratification of the appointment of
Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending September 30, 2010.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Proposal 3: Increase In Authorized Shares
• Summary of Proposal
– Proposal 3 requests shareholder approval to amend the Company’s Charter to increase the number of authorized shares of common stock from 80 million to 180 million.
• Background Information
– The Company’s Charter currently restricts the number of shares outstanding to 80 million shares. An increase in the number of authorized shares requires shareholder approval of a
Charter amendment;
– The Company currently has approximately 79.5 million shares issued and reserved for issuance to satisfy convertible debt and previously issued employee equity grants;
– Approximately 500,000 shares remain available for issuance, severely limiting the
Company’s ability to use equity or equity-linked instruments for compensation purposes or in connection with capital raising;
– Although the Company has no current plans to utilize additional shares, other than in connection with the proposed 2010 Equity Incentive Plan (See Proposal 4), proceeds from the sale of additional common shares could be used to:
• Reduce overall corporate indebtedness; and/or
• Acquire assets or businesses which improve the earnings power of the Company;
– A comparison with other homebuilding companies (please see following page) demonstrates the requested additional authorized shares are in-line with industry norms.
• Board of Directors’ Recommendation
– Our Board of Directors recommends a vote FOR the proposed Charter amendment.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
3.2x
2.8x
2.3x
0.0x
0.9x
1.8x
2.7x
3.6x
Peer Group Mean Peer Group Median Beazer Homes -
If proposal approved
0.5
100.5
0
50
100
150
200
Beazer Homes Beazer Homes -
If proposal approved
Peer Group Median
Peer Group Mean
The proposal compares favorably to our peer group.
Proposal 3: Peer Comparison of Authorized Shares
Ratio of Authorized Shares/
(Shares Outstanding + Shares Reserved)
Shares Available for Issuance
Company
Authorized
Shares
(1)
D.R. Horton, Inc. 1,000.0
Hovnanian Enterprises, Inc. 200.0
KB Home 290.0
Lennar Corporation 300.0
M.D.C. Holdings, Inc. 250.0
NVR, Inc. 60.0
Pulte Homes, Inc. 500.0
The Ryland Group, Inc. 200.0
Toll Brothers, Inc. 200.0
Peer Group Mean 333.3
Peer Group Median 250.0
Beazer Homes USA, Inc. 80.0
Beazer Homes USA, Inc. - If proposal approved 180.0
(1) For companies with dual class structures, represents only Class A shares.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Proposal 4: 2010 Equity Incentive Plan
• Summary of Proposal
– Proposal 4 seeks shareholder approval of the Company’s 2010 Equity Incentive Plan (the
“2010 Plan”) for employees and directors.
• Background Information
– The Company’s 1999 Stock Incentive Plan expired in November 2009.  As such, the
Company does not have the ability to grant any equity awards as a part of any compensation program;
– The Company believes equity is an integral component of a competitive compensation program;
– The 2010 Plan would authorize a committee of independent directors to make a variety of common stock-based awards, including performance shares, restricted stock and stock options to plan participants, including employees, officers and directors;
– The 2010 Plan would allow for grants not to exceed 6 million shares, unless further shareholder approval is obtained, over the ten-year life of the 2010 Plan, with a sub-limit on full value awards (e.g. restricted stock) of 3 million shares;
– The 2010 Plan has been carefully designed to meet widely accepted corporate governance criteria and to incorporate “shareholder friendly” features
(please
see following page for
details).
• Board of Directors’ Recommendation
– Our Board of Directors recommends a vote FOR approval of the 2010 Plan.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Proposal 4: 2010 Equity Incentive Plan
• The 2010 Plan has been structured to meet widely accepted corporate governance standards:
– The Company’s dilution, including the new authorization of 6 million shares, would stand at only 11.5%.
(1)
– The Company’s three year average “burn rate” is just 1.6%.
(2)
• The 2010 Plan also has been designed to incorporate “shareholder friendly”
features:
– No cash awards available;
– Minimum three year vesting for time based awards;
– Minimum one year vesting for performance based awards;
– Prohibitions on re-pricing, exchanging or repurchasing awards without shareholder approval;
– No dividends on unvested performance awards; and
– No material amendments without shareholder approval.
(1) We calculate dilution as the sum of (a) shares available under existing plans; (b) awards granted under existing plans but not yet exercised; and (c) the number of shares being added under the proposed plan divided by the Company’s fully-diluted outstanding shares.
(2) We calculate burn rate using the gross number of equity awards granted in each year divided by the weighted average common shares outstanding at fiscal year-end.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Proposal 4: 2010 Equity Incentive Plan
• Although the Company has been able to recruit new management team members including a Chief Financial Officer, Chief Accounting Officer,
Treasurer and General Counsel, its ability to provide competitive equity compensation has been limited:
– Equity grants to employees were suspended from mid 2007 to August 2009 when approximately 1.1 million shares were granted under the 1999 Stock Incentive Plan.
– August 2009 equity grants to management were significantly below market and peer comparables.

©Beazer Homes – Confidential & Proprietary – Distribution Prohibited
Additional Information
• Additional questions can be addressed to the Company here:
– Beazer Homes USA, Inc.,
Attn:  Investor Relations
1000 Abernathy Road, Suite 1200
Atlanta, Georgia  30328
– (770) 827-3700
– Email: ProxyQuestions@beazer.com
• Or to the Company’s Solicitation Agent here:
– MORROW & CO., LLC
470 West Avenue
Stamford, Connecticut  06902
– (800) 460-1014 (toll free)
– Email: bzh.info@morrowco.com
• An electronic version of the Proxy Statement is available here:
– www.proxyvote.com
• The Shareholders’ Meeting is scheduled for April 13, 2010.  The Board of
Directors respectfully requests that shareholders vote.  Shareholders may vote here:
– www.proxyvote.com
– You will need the 12-digit Control Number included on your proxy card or voting instruction form to access these materials.